Exhibit 10.1

                                      IPIX

                                 March 29, 2005



Kara Brand
Chief Financial Officer
IPIX Corporation
3160 Crow Canyon Road, 4th Floor
San Ramon, California 94583

Dear Kara:

     This letter agreement confirms our understanding regarding your commitment to continue as an employee of, and to perform certain finance and accounting duties for and on behalf of, IPIX Corporation (the "Company"), and the Company's commitment to provide certain consideration to you in return for your performance of those duties. Subject to the terms and conditions set forth herein, you and the Company agree to the following:

     1. You will continue to serve as a full-time employee in the position of Chief Financial Officer ("CFO") of the Company and will perform the duties and responsibilities of the CFO, including, without limitation,
          (i) continuing to work on, and successfully completing, the ongoing Sarbanes-Oxley Sec. 404 compliance implementation project (the "404 Project"), (ii) actively participating in the preparation and filing of the Company's Form 10-K (including executing all certifications and other documents customarily executed by the CFO in connection with such process) for the fiscal year ended December 31, 2004, and (iii) overseeing the day-to-day financial operations of the Company, until the earlier to occur of (i) the date the 10-K is filed and accepted by the Securities and Exchange Commission and all other applicable government agencies and stock exchanges, or (ii) your removal as CFO by the Board of Directors of the Company (the "Board").

     2. Following the filing and acceptance of the 10-K, you will no longer be required to serve as the Company's CFO, but you will continue to work as a MI-time employee of the Company, provide ongoing finance and accounting assistance to the newly appointed CPO and to the Company's finance staff as requested by the CFO, and work on the 404 Project, until the earlier to occur of (i) the filing and acceptance of the Company's Form l0-Q for the Company's fiscal quarter ended March 31, 2005 or (ii) your termination by the Board or the CFO. Following the filing and acceptance of the 10-Q, if you are then still an employee, you and the Company will agree upon your final date of employment, which will in no event be later than May 13. 2005.

     3. Provided that you perform all of the duties set forth in paragraphs 1 and 2 above, the Company will pay you bonus compensation equal to (i) Twenty Thousand Dollars ($20,000 00) in recognition of your successful completion of the 404 Project, plus (a) Sixty Thousand Dollars ($60,000) in recognition of the successful completion of your service as CFO.

     4. In addition to the bonus compensation described m paragraph 3 above, the Company will also pay the compensation and benefits identified in the letter to you from Paul Farmer dated October 25, 2004 (the "October Letter") in accordance with the terms set forth therein. A copy of the October Letter is attached to this letter agreement as Schedule A.

     5. The payment of the bonuses set forth in paragraphs 3 and 4 of this letter agreement are conditioned upon your (i) providing your full energy, cooperation and assistance to the Company in the discharge of your duties and obligations as set forth herein or as otherwise required by law, regulations or rules applicable to the Company, (ii) not making (or causing or suffering to be made) any disparaging statements or remarks about the Company or any employee, officer, director, partner, customer or vendor of the Company, (in) not taking any action that would adversely affect the name or reputation of the Company; and (iv) complying with all existing Company policies, rules and conditions of employment.

     6. All amounts paid to you by the Company will be paid in accordance with the Company's existing payroll policies, and will be subject to customary withholding obligations and other deductions.

     7. Until the last day of your employment by the Company (the "Termination Date"), you will continue to be paid your current base salary (the "Base Salary") and you will receive the health and other insurance benefits for which you have enrolled and to which you are entitled.

     8. Other than the Base Salary and the other compensation identified in this letter and the October Letter, all of which are subject to the terms and conditions set forth herein and therein, the Company has and will have no obligation to pay you any additional compensation during your employment or after your employment.

     9. All existing obligations, terms and conditions of your employment to which you are already subject, including, without limitation, all fiduciary, non-disclosure and loyalty duties, and all confidentiality and non-solicitation obligations, will continue in full force and effect in accordance with their terms.

     If you are in agreement with the foregoing, please sign two copies of this letter and return one of them to me, at which tune this letter agreement will constitute a complete and binding agreement between you and the Company with respect to the subject matter hereof.


                                      Sincerely,

                                      IPIX CORPORATION


                                      By:
                                         ---------------------------
                                         Clara M. Conti
                                         President and Chief Executive Officer

ACCEPTED AND AGREED:


/s/ Kara Brand
------------------------------
Kara Brand

Execution date:  March 29, 2005
               ---------------------

                                   Schedule A
                                       To
                       Letter Agreement of March 29, 2005
                                     Between
                                IPIX Corporation
                                       And
                                   Kara Brand

                             October 25, 2004 Letter
                             -----------------------




See letter attached.

                                      IPIX



October 25, 2004

Kara Brand


Dear Kara:

As the organization transitions towards a Security product offering with primary offices in Virginia and Tennessee, we want to express our appreciation for your continued loyalty and effort. Toward that end, it is important that we provide you with information that enables you to continue to perform your job to the best of your ability with the utmost dedication. The intent of this letter is to alleviate any concerns you may have about job stability and your future at IPIX by offering you the following commitments:

1.   Stay Bonus

     We are asking for your commitment to stay with IPIX through our transition until May 6, 2005 (at a minimum). If you stay in your current position with IPIX through this date, you will be eligible to receive a `stay bonus" equal to $37,500 (3 months pay). This bonus will be paid to you on May 6, 2005. Please note that the nature and amount of the stay bonus should be treated as confidential information and not shared with other employees in the company. This bonus is separate from any other bonus compensation plan you are on and previous plans in place.

2.   Severance Pay

     On your last day of employment after May 5, 2005, you will receive severance of 6 months pay. In the event that your employment is terminated by the company without cause prior to May 6, 2005, you will still be considered an employee through May 6, 2005 and entitled to your base salary through that period and severance as per this letter.

3.   Benefits

     Your health care benefits will continue in force through your termination date. After this date, you will be eligible to extend those benefits through COBRA. You will receive a COBRA notice in the mail.

4.   Vacation Pay

     You will receive pay for any outstanding vacation hours not used through your termination date in accordance with our vacation policy.

If you have any questions about the commitments described above please contact me or Mariza Trejo-Majie HR Manager.

The Accounting group is a key asset of this company and those that have built it and manage it are key employees. The company is going through dynamic change that can be unsettling, but I hope that these commitments strongly affirm our desire to retain you through these periods.

Regards,


/s/ Paul Farmer

Paul Farmer
Chief Financial Officer